Exhibit 99.1

FOR RELEASE: Friday, November 13, 2015

Berkeley Heights, NJ

November 13, 2015

AUTHENTIDATE ANNOUNCES FIRST QUARTER

FINANCIAL RESULTS

Proposed Combination with AEON Clinical Laboratories Progresses

Authentidate Holding Corp. (Nasdaq: ADAT), a provider of secure web-based revenue cycle management applications and telehealth products and services for healthcare organizations, today announced financial results for the first quarter ended September 30, 2015. In addition, the company announced that efforts related to its business combination with AEON Clinical Laboratories continue to progress.

Ian Bonnet, Chief Executive Officer of Authentidate, stated, “We continue to work towards completing a definitive agreement with AEON Clinical Laboratories to combine the two companies. Along with our efforts to complete the proposed transaction, we are continuing to work together on a number of customer projects. By combining our technological platform with the complimentary product set and financial strength of AEON, we will be able to provide our collective customers with an expanded product set to support their patients’ healthcare management needs and enable the self-funding of future growth for the combined company.”

“As previously reported, we have also modified our business plan to help the company increase revenues and achieve positive cash flow from operations. We are making steady progress in this regard and we are starting to see the impact of our cost saving activities on our operating results as we reduced our operating loss and net loss for the quarter compared to the prior year period. These savings were offset in part by additional legal, due diligence and related merger expenses and non-cash expenses for debt discount amortization and the change in the warrant liability related to our financing transactions. At the end of October we also completed the relocation of our corporate offices and we are continuing to realign our data center operations which will each result in lower expenses moving forward. We also believe we will achieve additional operating synergies from our proposed business combination and are working on our integration plan.”

Mr. Bonnet concluded, “The AEON combination represents a significant opportunity for us to reach a broader base of customers with a more robust product offering that can make a marked impact on the delivery of healthcare services to a significant number of patients. We look forward to bringing this transaction to a close and we are excited about the future prospects for the combined company.”

As previously reported, the final transaction agreement is subject to material conditions, and there can be no assurance that a definitive agreement will be reached by the parties, or that any agreement will result in the completion of the transaction.

Conference Call Details

Management will schedule a conference call after the completion of a definitive merger agreement with AEON Clinical Laboratories. Details regarding the conference call will be provided at that time.

For additional information about this transaction, please refer to the company’s filings with the SEC at www.sec.gov/edgar.shtml

First Quarter Financial Results

Revenues for the quarter ended September 30, 2015 were $398,000 compared to $1.1 million for the prior year period. The decrease in revenues for the quarter is due primarily to lower telehealth equipment sales and service revenues and lower transaction volumes from our hosted software services.

Operating loss for the quarter ended September 30, 2015 was $1.7 million compared to $2.1 million for the prior year period. The decrease in operating loss for the period is due primarily to lower personnel and consulting expenses from our cost saving activities offset in part by higher merger related expenses.

Net loss for the quarter was $2.1 million, or $0.05 per share, compared to $2.1 million, or $0.06 per share, for the prior year period. These results reflect non-cash expenses for debt discount amortization and the change in the warrant liability which for the most part offset the operating cost savings discussed above.

Balance Sheet

As of September 30, 2015 cash and cash equivalents were approximately $282,000. Following the end of the quarter, the company added new short-term debt financing resulting in gross proceeds of approximately $450,000.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a provider of secure web-based revenue cycle management applications and telehealth products and services that enable healthcare organizations to coordinate care for patients and enhance related administrative and clinical workflows. Authentidate’s products and services enable healthcare organizations to increase revenues, reduce costs and enhance patient care by eliminating paper and manual work steps from clinical and administrative processes. Authentidate’s telehealth solutions combine patient vital signs monitoring with a web application that streamlines patient care management. Delivered as Software as a Service (SaaS), customers only require an Internet connection and web browser to access our web-based applications thereby utilizing previous investments in systems and technology. The company’s healthcare customers and users include leading homecare companies, health systems, physician groups and governmental entities. These organizations utilize the company’s products and services to coordinate care for patients outside of acute-care.

For more information, visit the company’s website at www.authentidate.com

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the company’s ability to implement its business plan for various applications of its technologies, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the company or any other person that the objectives and plans of the company will be achieved.

Authentidate, Inscrybe and InscrybeMD are registered trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

- Financial Tables Follow -

Media Contacts:

James Carbonara, Hayden IR,

james@haydenir.com or (646) 755-7412

Brett Maas, Hayden IR,

Brett@haydenir.com or (646) 536-7331

Source: Authentidate Holding Corp.

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Balance Sheet Data

(in thousands, except per share data)	September 30, 2015 (Unaudited)	June 30, 2015
Assets
Current assets
Cash and cash equivalents	$282	$247
Restricted cash	256	256
Accounts receivable, net	217	274
Inventory, net	598	603
Prepaid expenses and other current assets	437	222

Total current assets	1,790	1,602
Property and equipment, net	253	301
Other assets
Licenses, net	1,811	1,904
Other assets, net	334	356

Total assets	$4,188	$4,163

Liabilities and Shareholders’ Deficit
Current liabilities
Accounts payable, accrued expenses and other liabilities	$2,478	$2,109
Notes payable, net of unamortized discount	3,169	2,150
Warrant liability	373	214
Deferred revenue	68	67

Total current liabilities	6,088	4,540
Long-term deferred revenue	80	88

Total liabilities	6,168	4,628

Commitments and contingencies
Shareholders’ deficit
Preferred stock, $.10 par value; 5,000 shares authorized, Series B, 28 shares and Series D, 665 shares issued and outstanding on September 30, 2015 and June 30, 2015, respectively	69	69
Common stock, $.001 par value; 190,000 shares authorized, 42,195 and 42,116 shares issued and outstanding on September 30, 2015 and June 30, 2015, respectively	42	42
Additional paid-in capital	206,559	205,909
Accumulated deficit	(208,650)	(206,485)

Total shareholders’ deficit	(1,980)	(465)

Total liabilities and shareholders’ deficit	$4,188	$4,163

- More -

Authentidate Holding Corp. and Subsidiaries

Condensed Consolidated Statement of Operations and Comprehensive Operations Data

(Unaudited)

	Three Months Ended September 30,
(in thousands, except per share data)	2015	2014
Revenues
Hosted software services	$382	$508
Telehealth products and services	16	544

Total revenues	398	1,052
Operating expenses
Cost of revenues	207	593
Selling, general and administrative	1,501	2,011
Product development	162	370
Depreciation and amortization	182	189

Total operating expenses	2,052	3,163

Operating loss	(1,654)	(2,111)
Other expense	(409)	—

Net loss	$(2,063)	$(2,111)

Basic and diluted loss per common share	$(0.05)	$(0.06)

Comprehensive operations
Net loss	$(2,063)	$(2,111)

Comprehensive loss	$(2,063)	$(2,111)

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